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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



       Date of Report (Date of earliest event reported) September 19, 1997



                            Cragar Industries, Inc.
             (Exact name of registrant as specified in its charter)




        Delaware                      1-12559                    86-0721001
(State or other jurisdiction        (Commission                 (IRS Employer
 of incorporation)                  File Number)             Identification No.)


4636 North 43rd Avenue, Phoenix, Arizona                             85031
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code   (602) 247-1300



                                 Not Applicable
         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

            On September 19, 1997, the Company's principal customer, Super Shops, Inc., filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. At August 31, 1997, receivables owed to the Company by Super Shops, Inc. totaled $3,527,994. The Company is in the process of reviewing various alternatives with respect to this matter. Failure to resolve this matter satisfactorily could have a material adverse effect on the Company.

            The Company has reviewed its revolving credit facility with Norwest Business Credit, Inc. ("NBCI") in light of this situation. As of September 19, 1997 the Company had approximately $5,646,296 outstanding under the revolving credit facility. The filing of reorganization by Super Shops rendered its accounts receivable ineligible under the revolving credit facility with NBCI, making the Company overadvanced as of September 23, 1997 by approximately $781,401. In addition, the revolving credit facility requires the maintenance of certain specified financial ratios. With the filing of reorganization by Super Shops, it is likely the Company does not meet these requirements. The Company intends to seek waivers or amendments to its revolving credit facility to bring it into compliance. Failure to obtain such waivers or amendments could have a material adverse effect on the Company.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CRAGAR INDUSTRIES, INC.


Date: September 24, 1997            /s/ Michael L. Hartzmark
                                    -------------------------------------
                                    Michael L. Hartzmark
                                    President, Treasurer & CEO


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